UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

LMF ACQUISITION OPPORTUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-3681132
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1200 W. Platt St. Suite 100 Tampa, FL	33606
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	The Nasdaq Capital Market
Class A Common Stock, par value $0.0001 per share	The Nasdaq Capital Market
Redeemable Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	The Nasdaq Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-251962

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Units, the Class A Common Stock, and the Warrants of LMF Acquisition Opportunities, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Securities” in the prospectus constituting a part of the Registration Statement on Form S-1 initially filed by the Registrant with the Securities and Exchange Commission on January 8, 2021 (Registration No. 333-251962), as amended from time to time (the “Registration Statement”), which description is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are filed subsequently to the Registration Statement are hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

LMF Acquisition Opportunities, Inc.

By:	/s/ Bruce M. Rodgers
Name:	Bruce M. Rodgers
Title:	Chief Executive Officer

Date: January 22, 2021